AGREEMENT

         This Agreement is made as of the 15th day of January, 1998, by and between FIND/SVP, Inc., a New York corporation (the "Company"), and SVP, S.A., a French societe anonyme (the "Buyer").

                              W I T N E S S E T H:

         WHEREAS, the Buyer desires to make an investment of $1,000,000 (the "Investment Amount") in the Company in exchange for the consideration and upon the terms and conditions set forth herein, and the Company desires to accept such investment;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations, warranties, conditions, and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

         1. SALE AND PURCHASE OF THE SHARES; LOAN.

              (a) The Company hereby sells, assigns, and delivers to the Buyer, and the Buyer hereby purchases from the Company, 600,000 shares (the "Shares") of the Company's common stock, par value $0.0001 per share (the "Common Stock"), free and clear of all liens, charges, mortgages, pledges, security interests, equities, claims, options, and encumbrances of whatever nature, for an aggregate purchase price of $750,000.

              (b) The Buyer hereby lends  $250,000 to the Company,  which amount
shall  be  evidenced  by  an  non-interest   bearing  convertible   subordinated
promissory note in the form attached hereto as Exhibit A (the "Note").

         2. PAYMENT; DELIVERY OF THE SHARES AND THE NOTE. Concurrently herewith, the Buyer shall deliver to the Company a certified or cashier's check (or other form of payment reasonably acceptable to the Company) in an amount equal to the Investment Amount, or shall transfer such sum to the Company by wire transfer, and the Company shall deliver to the Buyer a stock certificate evidencing the Shares, in definitive form, registered in the name of the Buyer (the "Certificate"), and the Note. The Certificate shall bear the following restrictive legend:

              "The securities represented by this Certificate have been acquired for investment and have not been registered pursuant to the Securities Act of 1933 or any applicable state statutes. Such securities may not be sold, transferred, pledged, hypothecated, or otherwise disposed of without either an effective registration statement relating to such disposition or an opinion of counsel satisfactory to the Company that the securities may be so disposed of without being registered."

         3.       MISCELLANEOUS.

              (a) This Agreement shall be construed, enforced and interpreted in accordance with the substantive laws of the State of New York applicable to contracts made and to be performed wholly within said State.

              (b) This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                     FIND/SVP, INC.

                                                    By:------------------------
                                                    Andrew P. Garvin, President

                                                    SVP, S.A.

                                                    By:-------------------------

                                                                      EXHIBIT A
                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$250,000                                                  As of January 15, 1998


         FOR VALUE RECEIVED, FIND SVP, Inc, a New York corporation (the "Company" or "Maker") promises to pay to the order of SVP, S.A., a French societe anonyme ("Lender"), at 70, rue des Rosiers, 93400 Sanit-Ouen (or at such other place as may be designated by Lender), on April 1, 2001 (unless converted into Common Stock as set forth below), the principal sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000). This Note shall be non-interest bearing.

         This Note and all amounts due hereunder automatically shall convert into 200,000 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), when an additional 200,000 shares of Common Stock become available for issuance by the Company (by virtue of an increase in either the number of shares of Common Stock currently authorized or the number of shares of Common Stock currently held in treasury). The number of shares into which this Note shall convert shall be adjusted proportionately in the event the Company shall declare any stock dividend, stock split, or any subdivision, combination, reclassification, exchange, consolidation, recapitalization or reorganization of its Common Stock.

         The holder of this Note, at its option, may extend the time for payment of this Note, postpone the enforcement hereof, or grant any other indulgences, without affecting or diminishing the holder's right to recourse against Maker.

         This Note is subordinate to all of the Maker's borrowed indebtedness to any and all banks or lending institutions to which the Maker is or may hereafter become indebted, including all indebtedness to State Street Bank and Trust
Company (the "Senior Lender"). This Note is subject to the Subordination Agreement dated as of the date hereof (the "Subordination Agreement") among the Company, the Lender, and the Senior Lender.

         Maker agrees to pay all expenses of Lender in collecting this Note, including, without limitation, reasonable attorneys' fees and expenses. The interpretation of this instrument and the rights and remedies of the parties hereto shall be governed by the internal laws of the State of New York subject, however, to the choice of law and forum set forth in the Subordination Agreement.

         Subject to the Subordination Agreement, Maker may prepay, in whole or in part, at any time and from time to time, the principal of this Note without premium or penalty.

         Maker hereby waives presentment for payment, demand, protest, notice of protest, notice of dishonor, and all other notices to which it may be entitled.

         The terms and provisions hereof shall inure to the benefit of, and be binding upon, the respective successors and assigns of Lender and Maker.

         If any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable, then such invalidity, illegality, or unenforceability shall not affect any other provisions of this Note and this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         This Note may not be changed orally, but only by an instrument in writing duly executed by the party against which enforcement of any waiver, change, modification, or discharge is sought.

                                                    FIND SVP, INC.

                                                    By:-------------------------
                                                    Andrew Garvin, President